EXHIBIT 10.4

MODIFICATION OF PROMISSORY NOTE

AND

LOAN AGREEMENT

This Modification of Promissory Note and Loan Agreement (this “Modification”) is made effective as of the 26th day of May, 2022 by and between PROVIDENT BANK (successor-in-interest to Team Capital) located at 10 Woodbridge Center Drive, Woodbridge, New Jersey 07095 (the “Lender”), and B W ELECTRICAL SERVICES LLC, a New Jersey limited liability company, located at 239 Homestead Road, Suite 2, Hillsborough, NJ, 08844-1913 (the “Borrower”).

R E C I T A L S

WHEREAS, on September 15, 2006, Borrower borrowed from Lender a line of credit loan in the original maximum principal amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars (the “Loan”) as evidenced by that certain Promissory Note made by Borrower in favor of Lender dated of even date therewith; and

WHEREAS, the Original Note was secured by, among other things, that certain Business Loan Agreement and that certain Security Agreement both dated September 15, 2006 made by Borrower in favor of Lender (respectively the “Original Loan Agreement” and the “Security Agreement”; and

WHEREAS, Borrower and Lender entered into that certain Business Loan Agreement dated June 19, 2007 making certain changes to the Original Note and the Original Loan Agreement as recited therein including, but not limited to, increasing the maximum principal amount of the Loan to One Million and 00/100 ($1,000,000.00) Dollars and extending the Loan’s maturity date; and

WHEREAS, Borrower and Lender entered into that certain Change in Terms Agreement dated August 20, 2015 making additional changes recited to the Original Note and the Original Loan Agreement as recited therein including, but not limited to, increasing the maximum principal amount of the Loan to Two Million and 00/100 ($2,000,000.00) Dollars and extending the Loan’s maturity date; and

WHEREAS, Borrower and Lender entered into that certain Change in Terms Agreement dated May 24, 2017 making additional changes recited to the Original Note and the Original Loan Agreement as recited therein including, but not limited to, increasing the maximum principal amount of the Loan to Three Million and 00/100 ($3,000,000.00) Dollars and extending the Loan’s maturity date; and

WHEREAS, Borrower and Lender entered into that certain Change in Terms Agreement dated June 11, 2019 making additional changes recited to the Original Note and the Original Loan Agreement as recited therein including, but not limited to, extending the Loan’s maturity date; and

WHEREAS, the parties have reviewed the Original Note, as previously modified, amended and extended as recited above, (collectively the “Note”) and the Original Loan Agreement, as previously modified, amended and extended as recited above, (collectively the “Loan Agreement”) and have determined to further extend, amend and modify same as more specifically set forth below in this Modification.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. Unless otherwise defined in this Modification, all terms used herein as defined terms shall have the applicable meanings ascribed to such terms in the Note, the Loan Agreement, or the Security Agreement, as the case may be.

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2. PRINCIPAL AMOUNT OF EXISTING LOAN. The Borrower acknowledges that the outstanding principal balance due from the Borrower as of May 25th, 2022 under the Loan is Zero and 00/100 Dollars. The Borrower hereby represents, warrants and confirms that there are no set-offs, rights, claims or causes of action of any nature whatsoever which the Borrower has or may assert against the Lender with respect to the Note or the other Loan Documents.

3. MODIFICATIONS.

(a) Modification to the Note. Effective as and from the date of this Modification, the following modification(s) are hereby made to the Note:

i. Maturity Date. The “Maturity Date” of the Note is hereby revised to be August 1, 2023.

(b) Modifications to the Loan Agreement. Effective as and from the date of this Modification, the following modifications are hereby made to the Loan Agreement:

i. Maturity Date. The “Maturity Date” of the Loan is hereby revised to be August 1, 2023.

ii. Guarantors. The Loan shall be secured by the unlimited and unconditional guarantee of payment and performance of even date herewith of CHARGE ENTERPRISES, INC., a Delaware corporation, and CHARGE INFRASTRUCTURE HOLDINGS, INC., a Delaware corporation, (collectively the “Guarantor”), which guarantees shall replace the guaranties that were previously provided by the existing personal guarantors: Michael Wojtowicz, Stephanie Wojtowicz, and Robert Wojtowicz (collectively, the “Original Guarantors”). Accordingly, the Original Guarantors are hereby released from the Guaranty, and the Guaranty is declared null and void and of no force and effect as to the Original Guarantors, it being understood and agreed that the Original Guarantors, shall not have any further obligation under the Guaranty. This Release is applicable only as to the Original Guarantors. Borrower shall not be affected hereby, and nothing herein shall be construed to release the Borrower of any of its obligations under the Loan. This Release does not represent in any way a satisfaction of the Loan made by the Lender to the Borrower. It is the intention of the parties hereto that, except as otherwise expressly provided herein, this Release shall in no way adversely affect or impair the lien or security interest priority of any instrument securing the Loan. Except for the release of the Original Guarantors, as provided herein, the Loan, Note and the loan documents executed in connection therewith, as modified from time to time, shall remain and are in full force and effect.

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iii. Borrowing Base Certificate. Should borrowing(s) under the Loan exceed One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars, any borrowing over that threshold amount shall require Borrower’s submission to Bank and Bank’s satisfactory review and approval of borrowing base certificate(s) both upon the initial advance request and continuing quarterly thereafter as long as there is an outstanding balance under the Loan. Advance(s) made pursuant to submission(s) of borrowing base certificate(s) shall be limited to seventy five percent (75%) of Borrower’s eligible accounts receivable. The term, “eligible accounts receivable” shall mean accounts receivable of Borrower meeting all of the following specifications: (i) the account receivable is lawfully and exclusively owned by Borrower and subject to no lien or security interest (other than the Lender’s security interest(s)) and Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) the account receivable is valid and enforceable representing the undisputed indebtedness of an account debtor, provided that it is not due or unpaid for more than (a) ninety (90) days after the original invoice due date and (b) does not represent a rebilling in each case; (iii) not more than fifty percent (50%) of the aggregate balance of all accounts receivable owing from an account debtor obligated on the account receivable are outstanding more than ninety (90) days past their original invoice due dates; (iv) the amount of the account receivable, when aggregated with all other accounts receivable of such account debtor, is less than twenty five (25%) of the face value of all accounts receivable of Borrower then outstanding; (v) the account receivable is not subject to any defense, set-off, or counterclaim, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (vi) the account receivable is net of any portion thereof attributable to the sale of goods that have been returned, rejected, lost or damaged; (vii) if the account receivable arises from the sale of goods by Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the account debtor or its designee; (viii) if the account receivable arises from the performance of services, such services have actually been performed; (ix) the account receivable arose in the ordinary course of Borrower's business; (x) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the account receivable debtor has been received by Bank or Borrower; (xi) the account receivable is an account receivable for which Bank believes that the validity, enforceability or collection of the account receivable is not invalid or otherwise impaired; (xii) the account debtor is not a subsidiary or an affiliate of Borrower; (xiii) the sale does not represent a sale pursuant to a government contract unless Borrower has complied, for the benefit of Bank, with the Assignment of Claims Act; (xiv) the account receivable is not an account receivable of a debtor having its principal place of business or executive office outside the United States, unless the payment of such account receivable is guaranteed by an irrevocable letter of credit issued by a domestic bank satisfactory to the Bank or by credit insurance, satisfactory to Bank; (xv) the account receivable is not an account on which the account receivable debtor is obligated to Borrower under any instrument (as that term is defined by the New Jersey Uniform Commercial Code (Title 12A of New Jersey Statutes) as amended from time to time; (xvi) the transaction which gave rise to the account receivable complies in all material respects with all applicable laws, rules and regulations of any governmental authority; and (xvii) the account receivable meets such other reasonable specifications and requirements which may from time to time be established by Bank. Eligible accounts receivable shall not include that portion of an account receivable representing interest or finance charges for past due balances or debit memos.

iv. Financial Reporting. The Loan’s existing financial reporting requirements shall remain in full force and effect, and the following additional requirement shall be added: should borrowings under the Loan exceed the One Million Five Hundred Thousand and 00/100 ($1,500,000.00) Dollars threshold noted, Borrower shall be required to submit Borrower’s signed borrowing base certificate with the initial advance and quarterly thereafter within fifteen (15) days of each quarter end. Each borrowing base certificate shall be delivered together with all required supporting documentation representing the aggregate value of the eligible accounts receivable that supports the borrowing request along with an accounts receivable aging report and inventory report showing sufficient detail to verify the information on the borrowing base certificate.

v. Financial Covenants. The Loan’s existing financial and other covenants shall remain in full force and effect except that the existing minimum tangible net worth covenants shall be deleted and the following new covenants shall be inserted in its place:

a. Minimum Increase in Retained Earnings. At all times during the Loan term, Borrower shall maintain a minimum increase in net retained earnings of Two Hundred Thousand and 00/100 ($200,000.00) Dollars to be tested annually beginning with FYE 12/31/22 utilizing accountant prepared financial statements. The term, “net retained earnings” shall mean cumulative net earnings or profit after accounting for dividends.

b. Maximum Senior Funded Debt to EBIDA. At all times during the Loan term, Borrower shall maintain a Maximum Senior Funded Debt to EBIDA of 2.0x to be tested semi-annually on a trailing twelve (12) month (“TTM”) basis beginning with the period ending 6/30/22. The term, “Senior Funded Debt” shall include, but is not limited to, all debt of the Borrower and borrowed money such as due to any subsidiaries or affiliates less subordinated debt. EBIDA shall be defined as earnings before interest expense, depreciation expense, and amortization expense minus cash distributions less any non-recurring expenses or income.

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2. ANCILLIARY DOCUMENTS. Contemporaneously with its execution and delivery of this Modification to the Lender, the Borrower shall provide Lender Borrower’s counsel’s, executed legal opinion letter in form and substance reasonably acceptable to Lender stating that: (i) the Borrower is validly organized, is in good standing and authorized to do business in all states in which it is located or conducts business, (ii) the Borrower has full authority to carry out the terms of the Commitment and any other documentation required hereunder or in connection with the Loan, (iii) the Borrower has taken all necessary and appropriate action to authorize the execution and delivery of this Modification and all other documents required to be executed in connection with this Modification, (iv) the Loan Documents are enforceable in accordance with their terms, against the Borrower, (v) that there are no actions or proceedings pending before any court, administrative agency or governmental body at the time of closing which would affect Borrower or the validity of this Modification, (vi) the execution and delivery of this Modification by Borrower shall not violate any Loan Document or any agreements whatsoever to which Borrower is a party, and (vii) such additional customary matters as may be reasonably required by Lender’s Counsel.

3. COLLATERAL; FURTHER ASSURANCES. The Borrower hereby confirms to the Lender all security interests and other Collateral granted to the Lender. The Borrower acknowledges and agrees that all of Borrower’s liabilities and obligations to the Lender, whether direct or indirect, absolute or contingent, shall continue to be secured by any and all such security interests and Collateral and any and all security documents in favor of the Lender. The Borrower further agrees to execute and deliver to Lender any and all agreements and other documentation, and to take any and all actions reasonably requested by the Lender at any time to assure the perfection, protection and enforcement of the Lender’s rights hereunder or under any of the documents executed in connection herewith or in connection with the Loan and with respect to any of the said security interests and Collateral.

4. REAFFIRMATION. All of the terms, covenants and conditions of the Loan Documents, as modified hereby, are hereby ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents. Nothing herein is intended, or shall be construed, to be a novation or an accord and satisfaction of any other obligation or liability of the Borrower to the Lender. In addition to the foregoing, and not in limitation thereof the Borrower hereby reaffirms all of its liabilities, obligations, duties and responsibilities under and pursuant to the Loan Documents, and said Loan Documents shall continue in full force and effect. The most recent financial statements heretofore delivered by the Borrower to the Lender are true, correct and current in all material respects, have been prepared in accordance with generally accepted accounting principles and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowings (except as set forth above in this Modification) secured by or which might give rise to a lien or claim against the Collateral or Loan proceeds have been made by the Borrower or others since the respective dates thereof.

5. BINDING EFFECT. This Modification shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may neither assign any of its rights, nor delegate any of its obligations, under this Modification, or the other documents executed in connection herewith or therewith, or any rights hereunder or thereunder, without the prior written consent of the Lender and any purported assignment or delegation absent such consent shall be null and void. The Lender may at any time assign or otherwise transfer (by participation or otherwise) any or all of its rights, or delegate any or all of its obligations hereunder.

6. COUNTERPARTS; EFFECTIVENESS. This Modification may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. Faxed and email signatures shall be acceptable as originals. The exchange of executed copies of this Modification by facsimile or Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Modification as to the parties for all purposes; signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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7. AMENDMENT AND WAIVER. No amendment of this Modification, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

8. GOVERNING LAW. This Modification shall be governed by and construed in accordance with the internal laws of the State of New Jersey without reference to conflict of law principles.

9. SEVERABILITY. Any provision of this Modification that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Modification are declared to be severable.

10. INDEMNIFICATION.

(a) If, after receipt of any payment of all or any part of the obligations, the Lender is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or a fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Modification and each of the other Loan Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless the Lender with respect to the full amount so surrendered.

(b) The provisions of this Section shall survive the termination of this Modification and the other Loan Documents, and shall be and remain effective notwithstanding the payment of the obligations and all other amounts due hereunder or under the Loan Documents, the cancellation of any note or other instrument, the release of any lien or security interest in favor of the Lender or any other action which the Lender may take in reliance upon its receipt of such payment. Any cancellation of any note or other instrument, release of lien or security interest or other such action shall be deemed to have been conditioned upon any payment of the obligations having become final and irrevocable.

11. SECTION HEADINGS. The Section headings in this Modification are for convenience purposes only and are not to be used to interpret or define the provisions of this Modification.

12. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER (BY ACCEPTANCE HEREOF) WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS MODIFICATION OR THE NOTE OR ANY INSTRUMENT OR DOCUMENTS DELIVERED PURSUANT TO THIS MODIFICATION OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

13. PRIOR TO SIGNING THIS MODIFICATION, THE BORROWER CERTIFIES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS MODIFICATION. THE BORROWER AGREES TO THE TERMS OF THIS MODIFICATION AND ACKNOWLEDGES RECEIPT OF AN EXECUTED COPY OF THIS MODIFICATION. THE BORROWER ALSO ACKNOWLEDGES HAVING HAD A FULLY AND ADEQUATE OPPORTUNITY TO REVIEW THE CONTENTS OF THIS MODIFICATION WITH AN ATTORNEY OF ITS OWN CHOICE PRIOR TO EXECUTING AND DELIVERING IT TO THE LENDER.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Modification effective as of the date first above written.

WITNESS:	BORROWER:

B W ELECTRICAL SERVICES LLC

/s/	By:	/s/ MICHAEL WOJTOWICZ
Name:		Michael Wojtowicz, Chief Executive Officer and President

WITNESS:	LENDER:

PROVIDENT BANK

/s/	By:	/s/ JESSICA S. DUDICK
Name:		Jessica S. Dudick, Vice President

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